UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 21, 2005

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 21, 2005, Cummins Inc. issued the attached press release reporting its financial results for the first quarter of 2005 and reiterating financial guidance for full-year 2005. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

The press release contains a non-GAAP financial measure, as defined by Securities and Exchange Commission rules. Specifically, "EBIT" which is defined as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries and is not a measure defined in accordance with generally accepted accounting principles ("GAAP"). This measure is used internally to evaluate the company's operating performance without regard to financing methods, capital structure and income taxes.  Management encourages investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated April 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2005

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

               Mark Land
               Director - Public Relations
               (317) 610-2456
               (812) 350-9678 (mobile)

For Immediate Release
April 21, 2005

Cummins reports sharply higher net income for first quarter; raises 2005 earnings guidance

 COLUMBUS, Ind. - Cummins Inc. (NYSE: CMI) today reported sharply higher earnings for the first quarter as a result of better margins, strong joint venture performance and increased sales in each of its business units.

For the three months ending March 27, Cummins posted net income of $97 million, or $1.96 a share on a diluted basis - nearly three times the $33 million ($0.76 a share) the Company earned in the first quarter of 2004 and well above the Company's previous guidance.

Net sales of $2.21 billion were 25 percent higher than $1.77 billion for the same period a year ago. Earnings before interest and taxes (EBIT) were $163 million in the quarter, or 7.4 percent of sales. For the first quarter of 2004, Cummins reported EBIT of $78 million, or 4.4 percent of sales.

"We continued to build off our record performance in 2004 with an excellent first quarter," said Cummins Chairman and CEO Tim Solso. "Our markets across the world remain strong and these results reflect our ability to take a greater percentage of revenue to the bottom line. Our people are executing well and those efforts are paying off."

As a result of the Company's improved performance, Cummins today is raising its earnings and sales guidance for 2005. The Company now expects to earn between $9.00 and $9.20 a share for the year, up from its previous guidance of $8.00 - $8.30 a share. The Company expects to earn between $2.25 and $2.35 a share in the second quarter.  The Company is now forecasting sales for the year to be 10-12 percent greater than last year, compared to its previous forecast of a 7-8 percent increase.

The Company's first quarter performance was led by the Engine Business, which saw sales rise 31 percent from a year ago and Segment EBIT nearly triple, driven by significant strength in the North American heavy duty truck market and its global mining, marine and construction markets.

The Company's Power Generation and International Distributor Business Units posted sharply higher Segment EBIT when compared to the first quarter of 2004. Likewise, Cummins continues to see strong earnings from its joint venture operations, especially in China. For the first quarter, Cummins profits from its unconsolidated joint ventures around the world were $31 million, up from $18 million for the same period a year ago. Cummins consolidated operations in China also performed extremely well, with the markets for generators, turbochargers and filtration products remaining strong.

The Company continued to strengthen its balance sheet in the first quarter by reducing its debt by $259 million.

"We're extremely proud to have been able to pay down a substantial portion of debt," said Cummins Chief Financial Officer Jean Blackwell.  "Reducing our debt is a central part of Cummins strategy to strengthen its balance sheet and improve liquidity. We believe that these efforts have resulted in metrics sufficient to justify a return to investment grade."

The Company received national recognition in the first quarter for its financial performance as well as for its efforts to be a responsible corporate citizen. In addition to being named to Business Week magazine's list of top 50 performing companies for 2004, Cummins was recognized by Business Ethics magazine as its top corporate citizen for 2005.  Cummins, which has made the list each of the six years it has been compiled by the magazine, previously was ranked as high as No. 2 in 2003. Cummins also was named the best company for Asian-Americans to work by Diversity Inc. magazine.

"Cummins core values go beyond delivering superior results, and we take our commitment to employees and the communities in which we operate very seriously," Solso said. "This type of recognition is gratifying, and it speaks well to the values created at Cummins over decades - values that our 28,000 employees strive to live every day."

First quarter details

Engine segment
 Segment EBIT of $114 million was a 185 percent increase over $40 million for the same period in 2004.  EBIT margin was 7.6 percent, compared to 3.5 percent in the first quarter 2004. Sales rose 31 percent to $1.50 billion in the first quarter.

Heavy duty truck engine revenues grew 47 percent from the first quarter of 2004. The Company also saw robust performance in its industrial engine markets, especially the mining segment. Industrial sales increased 57 percent compared to the same period last year.

Power Generation segment
 Segment EBIT of $17 million was nearly three times the $6 million reported for the first quarter of 2004. Power Generation reported sales of $439 million, the best first quarter ever for the segment and 19 percent higher than first quarter 2004.

Commercial demand continues to grow, especially in the Middle East, Europe and North America, where capital spending increased in the first quarter. Overall market conditions in Asia, most notably China, are strong. Expectations for summer power shortages in China continue to drive demand for large generator sets (above 500 kva).

Filtration and Other segment
 Segment sales were $403 million in the quarter, up 16 percent from the same period in 2004, while Segment EBIT was $20 million, compared to $24 million in 2004. Strong product demand in North America and Holset turbocharger sales in China helped fuel the segment's performance.

Segment EBIT declined compared to first quarter 2004 as the business continues to face commodity price pressures and supply chain inefficiencies. Margins improved, resulting in a 33 percent increase in  Segment EBIT from the fourth quarter 2004, despite only a 1 percent increase in revenues quarter-to-quarter.

International Distributors segment
 Segment EBIT of $12 million was a 50 percent increase from $8 million in the first quarter 2004, while sales for the quarter were 26 percent higher than the same period in 2004.

The segment posted record first quarter revenues of $215 million, led by especially strong distributor performance in Europe and the Middle East.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information
 Cummins management will host a teleconference to discuss these results at 10 a.m., EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins
 Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. With more than 28,000 employees worldwide, Cummins reported sales of $8.4 billion in 2004. Press releases can be found on the Web at www.cummins.com.

Forward Looking Statement Disclosure
Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three Months Ended		Three Months Ended
Millions, except per share amounts	Mar. 27, 2005	Mar. 28, 2004	Dec. 31, 2004

Net sales..............................................................................	$ 2,208	$ 1,771	$ 2,349
Cost of sales.......................................................................	1,752	1,426	1,876

Gross margin.........................................................................	456	345	473

Expense and other income
Selling and administrative expenses.............................	259	223	281
Research and engineering expenses.............................	63	56	66
Equity, royalty and other income from investees.......	(31)	(18)	(38)
Interest expense................................................................	28	27	31
Other (income) expense, net..........................................	2	6	(9)
Earnings before income taxes and minority interests....	135	51	142
Provision for income taxes.................................................	34	14	12
Minority interests in earnings of consolidated subsidiaries....	4	4	11
Net earnings........................................................................	$ 97 ======	$ 33 ======	$ 119 ======

Earnings per share
Basic...............................................................................	$ 2.20	$ 0.81	$ 2.73
Diluted............................................................................	1.96	0.76	2.41

Cash dividends declared per share...............................	$ 0.30	$ 0.30	$ 0.30

Weighted average shares outstanding
Basic...............................................................................	43.9	40.5	43.6
Diluted...........................................................................	50.8	47.3	50.7

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

Millions, except par value
	Mar. 27, 2005	Dec. 31, 2004
ASSETS
Current assets
Cash and cash equivalents.....................................................................................	$ 261	$ 611
Marketable securities..............................................................................................	48	62
Receivables, net.......................................................................................................	1,437	1,160
Inventories................................................................................................................	1,065	1,016
Deferred income taxes.............................................................................................	289	301
Prepaid expenses and other current assets.........................................................	102	106
Total current assets............................................................................................	3,202	3,256
Long-term assets
Property, plant and equipment, net......................................................................	1,606	1,648
Investments in and advances to equity investees............................................	303	286
Goodwill...................................................................................................................	354	355
Other intangible assets, net..................................................................................	91	93
Deferred income taxes............................................................................................	689	689
Other assets............................................................................................................	180	183
Total assets..........................................................................................................	$ 6,425 ======	$ 6,510 ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings..........................................................................................	$ 113	$ 327
Accounts payable.................................................................................................	942	823
Accrued product coverage and marketing expenses......................................	308	279
Other accrued expenses.......................................................................................	644	751
Total current liabilities......................................................................................	2,007	2,180
Long-term liabilities
Long-term debt.....................................................................................................	1,255	1,299
Pensions.................................................................................................................	487	466
Postretirement benefits other than pensions..................................................	570	570
Other long-term liabilities...................................................................................	396	386
Total liabilities................................................................................................	4,715	4,901

Minority interests.................................................................................................	216	208

Shareholders' equity
Common stock, $2.50 par value, 48.4 and 48.2 shares issued................	121	121
Additional contributed capital..........................................................................	1,176	1,167
Retained earnings................................................................................................	948	866
Accumulated other comprehensive loss
Minimum pension liability..............................................................................	(499)	(499)
Other components, net...................................................................................	(50)	(41)
Common stock in treasury, at cost, 2.1 and 2.2 shares.................................	(83)	(88)
Common stock held in trust for employee benefit plans, 2.1 and 2.2 shares......	(102)	(104)
Unearned compensation.....................................................................................	(17)	(21)
Total shareholders' equity.............................................................................	1,494	1,401
Total liabilities and shareholders' equity.............................................................	$ 6,425 =======	$ 6,510 =======

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three Months Ended
Millions	Mar. 27, 2005	Mar. 28, 2004
Cash flows from operating activities
Net earnings..............................................................................................	$ 97	$ 33
Adjustments to reconcile net earnings to net cash (used in)
provided by operating activities:
Depreciation and amortization........................................................	72	60
(Gain) loss on disposal of property, plant and equipment.........	(1)	1
Deferred income tax provision........................................................	16	-
Equity in earnings of investees, net of dividends.......................	(19)	(12)
Minority interests in earnings of consolidated subsidiaries.....	4	4
Pension expense...............................................................................	26	22
Pension contributions......................................................................	(11)	(23)
Stock-based compensation expense..............................................	3	9
Tax benefit on stock options exercised.........................................	1	3
Amortization of gain on terminated interest rate swaps.............	(1)	(2)
Translation and hedging activities................................................	(1)	(13)
Changes in assets and liabilities:
Receivables........................................................................................	(283)	(119)
Inventories.........................................................................................	(53)	(83)
Accounts payable............................................................................	120	172
Accrued expenses............................................................................	(74)	(6)
Other, net...................................................................................................	42	10
Net cash (used in) provided by operating activities..............................	(62)	56

Cash flows from investing activities
Capital expenditures.................................................................................	(31)	(9)
Investments in internal use software.....................................................	(6)	(8)
Proceeds from disposals of property, plant and equipment.............	10	1
Investments in and advances to equity investees..............................	(5)	(18)
Investments in marketable securities - acquisitions...........................	(26)	(25)
Investments in marketable securities - liquidations...........................	39	30
Other, net...................................................................................................	1	-
Net cash used in investing activities......................................................	(18)	(29)

Cash flows from financing activities
Proceeds from borrowings......................................................................	25	2
Payments on borrowings and capital lease obligations.....................	(294)	(15)
Net borrowings under short-term credit agreements..........................	10	1
Distributions to minority shareholders.................................................	(5)	-
Proceeds from issuing common stock..................................................	7	22
Dividend payments on common stock.................................................	(14)	(13)
Other, net...................................................................................................	3	-
Net cash used in financing activities......................................................	(268)	(3)
Effect of exchange rate changes on cash and cash equivalents.........	(2)	(1)

Net (decrease) increase in cash and cash equivalents........................	(350)	23
Cash and cash equivalents at beginning of the year............................	611	108
Cash and cash equivalents at end of the period.....................................	$ 261 ======	$ 131 ======

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

Millions	Engine	Power Generation	Filtration and Other	International Distributor	Eliminations	Total

Three Months Ended Mar. 27, 2005
Net sales	$ 1,495	$ 439	$ 403	$ 215	$ (344)	$ 2,208
Segment EBIT	114	17	20	12	-	163
Net assets	1,358	623	808	205	-	2,994

Three Months Ended Mar. 28, 2004
Net sales	$ 1,139	$ 369	$ 347	$ 171	$ (255)	$ 1,771
Segment EBIT	40	6	24	8	-	78
Net assets	1,069	507	767	196	-	2,539

	Three Months Ended
	Mar. 27,	Mar. 28,
Millions	2005	2004

Segment EBIT..................................................................................................	$ 163	$ 78
Less:
Interest expense..........................................................................................	28	27
Provision for income taxes........................................................................	34	14
Minority interest in earnings of consolidated subsidiaries.................	4	4
Net earnings ...................................................................................................	$ 97 ======	$ 33 ======

Net assets for operating segments..............................................................	$ 2,994	$ 2,539
Liabilities deducted in computing net assets.............................................	3,252	2,811
Minimum pension liability excluded from net assets................................	(826)	(698)
Deferred tax assets not allocated to segments...........................................	978	858
Debt-related costs not allocated to segments............................................	27	69
Total assets.....................................................................................................	$ 6,425 =======	$ 5,579 ======

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

NON-GAAP FINANCIAL MEASURES (Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

	Three Months Ended		Three Months Ended

	Mar. 27,	Mar. 28,	Dec. 31,
Millions	2005	2004	2004
Earnings before interest, income taxes and minority interests........	$ 163	$ 78	$ 173

EBIT as a percentage of net sales.......................................................	7.4%	4.4%	7.4%

Less:
Interest expense...................................................................................	28	27	31
Provision for income taxes.................................................................	34	14	12
Minority interests in earnings of consolidated subsidiaries .......	4	4	11
Net earnings............................................................................................	$ 97 =====	$ 33 =====	$ 119 =====
Net earnings as a percentage of net sales.........................................	4.4%	1.9%	5.1%

*   We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.